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Exhibit 23.2

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-08891, 333-48883, 333-66707, 333-81273, 333-39730, 333-61582 and 333-65850) and the Registration Statement (Form S-3 No. 333-36112) of TriQuint Semiconductor, Inc. of our report dated October 24, 2000, with respect to the consolidated financial statements and schedule of Sawtek Inc. and subsidiaries as of September 30, 2000, which report appears as an exhibit in the Annual Report (Form 10-K) of TriQuint Semiconductor, Inc. for the year ended December 31, 2001.

                      /s/ Ernst and Young LLP

Orlando, Florida
March 25, 2002

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  Exhibit 23.2